Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD.

9 Battery Road
#20-01 MYP Centre
Singapore 049910
T +65 6223 6006

conyers.com

18 May 2026

Matter No. 1014929

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880

Dear Sir/Madam,

Re: WEBUY GLOBAL LTD (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and the prospectus forming a part of the registration Statement (the “Prospectus”) relating to the registration of up to 1,139,472 class A ordinary shares, par value US$0.0000462 each, of the Company (the “Class A Ordinary Shares”) (the “Offer Shares”) which are to be offered for sale by Zheng Mingjie as the selling shareholder of the Company (the “Selling Shareholder”) as described in the Registration Statement and the Prospectus (both as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	the Registration Statement;

1.2	the Prospectus; and

1.3	the securities subscription agreement made between the Company and the Selling Shareholder dated 19 February 2026 (the “Securities Subscription Agreement”) and the first amendment to the Securities Subscription Agreement made between the Company and the Selling Shareholder dated 20 February 2026 (together, the “Agreements”).

The documents listed in items 1.1 to 1.3 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.4	copies of the written resolutions of all the directors of the Company dated 19 February 2026 and 18 May 2026 respectively (collectively the “Resolutions”);

1.5	a copy of the second amended and restated memorandum of association and second amended and restated articles of association of the Company adopted on 8 March 2024 (the “M&As”);

1.6	a copy of the register of members of the Company certified by a director of the Company on 18 May 2026 (the “Register of Members”);

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 15 May 2026 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, and the due execution and delivery of the Agreements by each party thereto;

2.4	the accuracy and completeness of all factual representations made in the Agreements, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.6	that the Resolutions and other documents provided to us fairly and accurately presents the information and the matters referred to therein and there is nothing that has been omitted therefrom that would make the Resolutions or the other documents provided to us inaccurate or misleading in any respect;

2.7	that the M&As and the Agreements will not be amended in any manner that would affect the opinions expressed herein;

2.8	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.9	that on the date of entering into each of the Agreements and the date of allotment and issue of the 1,139,472 Class A Ordinary Shares to the Selling Shareholder on 24 March 2026, the Company is, and after entering into each of the Agreements and such allotment and issue of Class A Ordinary Shares the Company is, and will be, able to pay its debts;

2.10	that the Company had sufficient authorized and unissued Class A Ordinary Shares to effect the issue of the 1,139,472 Class A Ordinary Shares to the Selling Shareholder on 24 March 2026 at the time of issuance;

2.11	that upon the issue of the 1,139,472 Class A Ordinary Shares to the Selling Shareholder on 24 March 2026, the Company had received consideration for the full issue price thereof which was equal to at least the par value of the Class A Ordinary Shares;

2.12	that no offer or invitation has been or will be made to the public in the Cayman Islands to purchase any of the Offer Shares;

2.13	the sale of and payment for the Offer Shares will be in accordance with the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus supplement);

2.14	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.15	the Company has not taken any action to appoint a restructuring officer;

2.16	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company or the Selling Shareholder prohibiting or restricting the Company or the Selling Shareholder (as the case may be) from entering into and performing their respective obligations under the Documents;

2.17	the validity and binding effect under the laws of the State of New York, United States of America (the “Foreign Laws”) of the Agreements which are expressed to be governed by such Foreign Laws in accordance with their respective terms;

2.18	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and

2.19	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	Based solely upon a review of the Register of Members certified by a director of the Company on 18 May 2026, as at 18 May 2026, the Selling Shareholder was the registered holder of 1,139,472 Class A Ordinary Shares, and such Class A Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Pte. Ltd.

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